EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:	Media Inquiries:
Bill Wright	Laurie Dippold
(317) 249-4559	(317) 468-3900
investor_relations@openlane.com	laurie.dippold@openlane.com

OPENLANE, Inc. Reports Second Quarter 2026 Financial Results
•Marketplace commercial vehicles sold growth of 39% YoY
•Marketplace dealer vehicles sold growth of 13% YoY, driven by 31% growth in US dealer vehicles sold
•Gross Merchandise Value (GMV) of approximately $10.5 billion, representing 41% YoY growth
•Revenue of $555 million, representing 15% YoY growth, driven by 21% growth in auction and related fees
•Net income of $44 million, representing 33% YoY growth
•Adjusted EBITDA of $103 million, representing 19% YoY growth
•Cash flow from operating activities of $53 million

Carmel, IN, August 4, 2026 — OPENLANE, Inc. (NYSE: OPLN), today reported its second quarter financial results for the period ended June 30, 2026.
"OPENLANE’s strong performance in the second quarter clearly demonstrates the powerful growth engine this company has built," said Peter Kelly, CEO of OPENLANE. "We grew consolidated revenue by 15%, delivered $103 million in Adjusted EBITDA, and increased marketplace GMV by 41% to $10.5 billion. Our commercial business is benefitting from the early stages of the off-lease inflection, and we grew US dealer volumes by over 30%, significantly outperforming the industry. I am pleased to raise OPENLANE’s 2026 consolidated Adjusted EBITDA guidance and confident in our ability to continue accelerating this positive momentum."
"OPENLANE remains well positioned in the market, and we are executing a strategy that is delivering results across the company," said Brad Herring, EVP and CFO of OPENLANE. "AFC continued to fuel the marketplace and contributed $46 million in Adjusted EBITDA. Our technology teams are releasing innovative features and new revenue-generating products and services. And as our 2025 go-to-market investments ramp towards full capacity, we are leaning into additional investments in 2026 based on that success."
2026 Guidance
The company is updating its annual guidance to the following:

	Previous Guidance (May 5, 2026)	Revised Guidance (August 4, 2026)
Net income (in millions)	$147 - $164	$163 - $176
Adjusted EBITDA (in millions)	$365 - $385	$385 - $400
Net income per share - diluted *	$1.09 - $1.23	$1.23 - $1.33
Operating Adjusted EPS	$1.28 - $1.42	$1.40 - $1.50
* The company uses the two-class method of calculating net income per diluted share. Under the two-class method, net income is adjusted for dividends and undistributed earnings (losses) to the holders of the Series A Preferred Stock (based on the weighted average number of participating securities outstanding during the period). The weighted average diluted shares used in the net income per diluted share calculation reflect the additional common shares resulting from the conversion of the remaining preferred shares into shares of common stock, weighted from the dates of conversion. Previous guidance assumed conversion in June 2026; revised guidance reflects the actual conversion in May 2026.

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation, tax adjustments, adverse changes in the value of foreign currencies relative to the U.S. dollar, changes in applicable laws and regulations (including significant accounting, tax and trade matters) and intangible impairments. The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. See reconciliations of the company's guidance included below.
Earnings Conference Call Information
OPENLANE will be hosting an earnings conference call and webcast on Tuesday, August 4, 2026 at 8:30 a.m. ET. The conference call may be accessed by calling 1-833-634-2155 and asking to join the OPENLANE call. A live webcast will be available at the investor relations section of corporate.openlane.com. Supplemental financial information for OPENLANE’s second quarter 2026 results is available at the investor relations section of corporate.openlane.com.
The archive of the webcast will be available following the call at the investor relations section of corporate.openlane.com for a limited time.
About OPENLANE
OPENLANE, Inc. (NYSE: OPLN) makes wholesale easy by connecting the leading automotive manufacturers, dealers, rental companies, fleet operators, captive finance and lending institutions as buyers and sellers to create the most advanced digital marketplace for used vehicles. Our innovative products and services deliver a fast, fair and transparent experience that helps customers make smarter decisions and achieve better outcomes. Headquartered in Carmel, Indiana, OPENLANE has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest OPENLANE news, visit corporate.openlane.com.
Forward-Looking Statements
Certain statements contained in this release include, and the company may make related oral, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts (including but not limited to statements regarding our growth opportunities and strategies, industry outlook, competitive position, business and investment plans and initiatives, the impact of macroeconomic conditions, tariffs and global trade policy, and 2026 financial guidance) may be forward-looking statements. Words such as "should," "may," "will," "would," "anticipate," "expect," "project," "intend," "contemplate," "plan," "believe," "seek," "estimate," "assume," "can," "could," "continue," "of the opinion," "confident," "is set," "is on track," "outlook," "target," "position," "predict," "initiative," "goal," "opportunity" and similar expressions identify forward-looking statements. Such statements are based on management's current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in the company's annual and quarterly periodic reports, and in the company's other filings and reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release. The company undertakes no obligation to update any forward-looking statements.

OPENLANE, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating revenues
Auction and related fees	$259.0	$213.9	$500.8	$412.8
SaaS and other revenue	73.4	63.1	140.9	129.7
Purchased vehicle sales	114.9	98.5	227.1	184.2
Finance revenue	107.3	106.2	213.7	215.1
Total operating revenues	554.6	481.7	1,082.5	941.8
Operating expenses
Cost of services (exclusive of depreciation and amortization)	306.4	254.4	578.1	496.0
Finance interest expense	25.7	26.9	50.5	54.5
Provision for credit losses	8.9	8.7	19.2	18.0
Selling, general and administrative	123.8	114.3	248.2	221.5
Depreciation and amortization	22.3	23.0	45.2	45.7
Loss on sale of property	—	7.0	—	7.0
Total operating expenses	487.1	434.3	941.2	842.7
Operating profit	67.5	47.4	141.3	99.1
Interest expense	10.0	3.1	20.1	7.1
Other income, net	(3.6)	(7.4)	(5.2)	(12.4)
Income before income taxes	61.1	51.7	126.4	104.4
Income taxes	16.8	18.3	33.2	34.1
Net income	$44.3	$33.4	$93.2	$70.3

Amounts attributable to common stockholders
Net income	$44.3	$33.4	$93.2	$70.3
Series A Preferred Stock dividends	(3.3)	(11.1)	(8.6)	(22.2)
Net income attributable to participating securities	(3.4)	(5.6)	(9.3)	(12.0)
Net income attributable to common stockholders	$37.6	$16.7	$75.3	$36.1

Net income per share
Basic	$0.33	$0.16	$0.68	$0.34
Diluted	$0.32	$0.15	$0.67	$0.33

OPENLANE, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$189.7	$141.5
Restricted cash	28.1	43.9
Trade receivables, net of allowances	391.2	314.1
Finance receivables, net of allowances	2,621.1	2,425.4
Other current assets	98.4	86.7
Total current assets	3,328.5	3,011.6

Goodwill	1,236.1	1,243.5
Customer relationships, net of accumulated amortization	94.2	102.7
Operating lease right-of-use assets	55.9	57.9
Property and equipment, net of accumulated depreciation	98.0	104.2
Intangible and other assets	193.7	204.4
Total assets	$5,006.4	$4,724.3

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$957.7	$840.1
Obligations collateralized by finance receivables	1,887.0	1,758.3
Current maturities of debt	5.5	5.5
Total current liabilities	2,850.2	2,603.9

Long-term debt	529.2	530.1
Operating lease liabilities	50.8	53.0
Other non-current liabilities	5.0	6.8
Temporary equity	—	289.8
Stockholders’ equity	1,571.2	1,240.7
Total liabilities, temporary equity and stockholders’ equity	$5,006.4	$4,724.3

OPENLANE, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net income	$93.2	$70.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45.2	45.7
Provision for credit losses	19.2	18.0
Deferred income taxes	3.5	2.8
Amortization of debt issuance costs	4.8	4.4
Stock-based compensation	17.9	5.8
Loss on sale of property	—	7.0
Other non-cash, net	0.7	0.2
Changes in operating assets and liabilities:
Trade receivables and other assets	(86.9)	(55.1)
Accounts payable and accrued expenses	114.8	95.1
Net cash provided by operating activities	212.4	194.2
Investing activities
Net increase in finance receivables held for investment	(216.7)	(45.0)
Purchases of property, equipment and computer software	(26.9)	(26.1)
Investments in securities	(1.6)	(0.7)
Proceeds from sale of investments	1.9	—
Proceeds from the sale of property and equipment	—	42.4
Net cash used by investing activities	(243.3)	(29.4)
Financing activities
Net increase in book overdrafts	3.4	0.5
Net repayments of lines of credit	—	(23.2)
Net increase in obligations collateralized by finance receivables	134.8	49.4
Payments for debt issuance costs/amendments	—	(0.4)
Payments on long-term debt	(2.8)	(210.0)
Issuance of common stock under stock plans	9.9	2.9
Tax withholding payments for vested RSUs	(9.4)	(6.5)
Repurchase and retirement of common stock, including excise taxes	(48.2)	(9.4)
Repurchase and retirement of Series A Preferred Stock, including excise taxes	(5.6)	—
Dividends paid on Series A Preferred Stock	(5.3)	(22.2)
Net cash provided by (used by) financing activities	76.8	(218.9)
Effect of exchange rate changes on cash	(13.5)	19.2
Net increase (decrease) in cash, cash equivalents and restricted cash	32.4	(34.9)
Cash, cash equivalents and restricted cash at beginning of period	185.4	183.7
Cash, cash equivalents and restricted cash at end of period	$217.8	$148.8
Supplemental disclosures of cash flow information
Cash paid for interest	$66.6	$58.1
Cash paid for taxes, net of refunds - continuing operations	$39.2	$27.3
Cash paid for taxes, net of refunds - discontinued operations	$(0.5)	$(1.5)
Supplemental disclosure of non-cash financing activity
Accrual for repurchase of common stock	$0.1	$—

OPENLANE, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, Operating adjusted income and Operating adjusted income per diluted share (or "Operating Adjusted EPS") as presented herein are supplemental measures of our performance and liquidity that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of OPENLANE’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, equipment and computer software. Adjusted Free Cash Flow is Free Cash Flow adjusted for the cash portion of EBITDA addbacks to calculate Adjusted EBITDA, the net change in finance receivables held for investment and the net change in obligations collateralized by finance receivables. Management uses Adjusted Free Cash Flow to measure the funds generated in a given period that are available for capital allocation.
Operating adjusted income is defined as net income (loss) adjusted for acquired amortization expense, gains/losses on sale of property or businesses, impairments to goodwill or other intangible assets and certain other non-recurring items. Amortization expense associated with acquired intangible assets is not representative of ongoing capital expenditures but has a continuing effect on our reported results. Management believes Operating adjusted income provides comparability to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. Operating Adjusted EPS represents Operating adjusted income divided by weighted average diluted shares, with preferred shares treated as converted for the entire period.
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, Operating adjusted income and Operating Adjusted EPS have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile net income to EBITDA and Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions), (Unaudited)	2026	2025	2026	2025
Net income	$44.3	$33.4	$93.2	$70.3
Add back:
Income taxes	16.8	18.3	33.2	34.1
Finance interest expense	25.7	26.9	50.5	54.5
Interest expense, net of interest income	9.0	1.3	18.7	4.7
Depreciation and amortization	22.3	23.0	45.2	45.7
EBITDA	118.1	102.9	240.8	209.3
Non-cash stock-based compensation	8.9	4.4	18.6	6.4
Securitization interest	(23.1)	(24.4)	(45.1)	(49.5)
Loss on sale of property	—	7.0	—	7.0
Severance	1.1	2.4	2.8	4.4
Foreign currency gains	(1.2)	(5.6)	(1.2)	(8.9)
ERP implementation costs	0.6	—	1.0	—
Impact of Canadian DST related to prior years	—	—	(15.9)	—
Realized gain on investment securities	(1.3)	—	(1.3)	—
Other	0.1	—	0.2	0.8
Total addbacks (deductions)	(14.9)	(16.2)	(40.9)	(39.8)
Adjusted EBITDA	$103.2	$86.7	$199.9	$169.5

	Three Months Ended June 30, 2026
(In millions), (Unaudited)	Marketplace	Finance	Consolidated
Net income	$15.1	$29.2	$44.3
Add back:
Income taxes	7.4	9.4	16.8
Finance interest expense	—	25.7	25.7
Interest expense, net of interest income	9.0	—	9.0
Depreciation and amortization	19.1	3.2	22.3
EBITDA	50.6	67.5	118.1
Non-cash stock-based compensation	6.9	2.0	8.9
Securitization interest	—	(23.1)	(23.1)
Severance	1.1	—	1.1
Foreign currency gains	(1.2)	—	(1.2)
ERP implementation costs	0.5	0.1	0.6
Realized gain on investment securities	(1.3)	—	(1.3)
Other	0.1	—	0.1
Total addbacks (deductions)	6.1	(21.0)	(14.9)
Adjusted EBITDA	$56.7	$46.5	$103.2

The following table reconciles net cash provided by operating activities to Free Cash Flow and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended June 30,
(In millions), (Unaudited)	2026	2025
Net cash provided by operating activities	$52.8	$71.6
Purchases of property, equipment and computer software	(13.8)	(14.2)
Free Cash Flow	39.0	57.4
Severance	1.2	2.1
Other	1.5	0.6
Net increase in finance receivables held for investment	(186.2)	(25.2)
Net increase in obligations collateralized by finance receivables	197.9	51.6
Adjusted Free Cash Flow	$53.4	$86.5
The following table reconciles net income to Operating adjusted income and Operating Adjusted EPS for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts), (Unaudited)	2026	2025	2026	2025
Net income	$44.3	$33.4	$93.2	$70.3
Acquired amortization expense	8.0	8.3	16.3	16.6
Impact of Canadian DST related to prior years	—	—	(15.9)	—
Loss on sale of property	—	7.0	—	7.0
ERP implementation costs	0.6	—	1.0	—
Realized gain on investment securities	(1.3)	—	(1.3)	—
Income taxes (1)	(1.8)	(1.4)	0.3	(2.6)
Operating adjusted income	$49.8	$47.3	$93.6	$91.3

Operating Adjusted EPS (2)	$0.40	$0.33	$0.74	$0.63

Weighted average diluted shares - including assumed conversion of preferred shares on January 1 of each respective period	125.8	144.4	125.8	144.3
(1)For the three and six months ended June 30, 2026 and 2025, each tax deductible item was booked to the applicable statutory rate.
(2)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the determination of Operating adjusted income for purposes of calculating Operating Adjusted EPS.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the 2026 guidance presented:

	2026 Guidance - Previous		2026 Guidance - Revised
(In millions), (Unaudited)	Low	High	Low	High
Net income	$147	$164	$163	$176
Add back:
Income taxes	54	58	59	63
Finance interest expense	102	101	106	106
Interest expense, net of interest income	40	40	40	38
Depreciation and amortization	92	92	90	90
EBITDA	435	455	458	473
Total addbacks (deductions), net	(70)	(70)	(73)	(73)
Adjusted EBITDA	$365	$385	$385	$400
The following table reconciles net income to Operating adjusted income and Operating Adjusted EPS for the 2026 guidance presented:

	2026 Guidance - Previous		2026 Guidance - Revised
(In millions, except per share amounts), (Unaudited)	Low	High	Low	High
Net income	$147	$164	$163	$176
Total adjustments, net	13	14	13	13
Operating adjusted income	$160	$178	$176	$189

Operating Adjusted EPS	$1.28	$1.42	$1.40	$1.50

Weighted average diluted shares - including assumed conversion of preferred shares on January 1, 2026	125	125	126	126